Exhibit h.10

TORTOISE ENERGY INFRASTRUCTURE CORPORATION
COMMON STOCK ($0.001 PAR VALUE)

FOURTH AMENDMENT
TO
CONTROLLED EQUITY OFFERINGSM SALES AGREEMENT

May 19, 2016

THIS FOURTH AMENDMENT (this “Amendment”) to the Sales Agreement (defined below) is entered into on and as of May 19, 2016, by and among Tortoise Energy Infrastructure Corporation, a Maryland corporation (the “Fund”), Tortoise Capital Advisors, LLC, a Delaware limited liability company (the “Adviser”) and Cantor Fitzgerald & Co. (the “Agent”, and together with the Fund and Adviser, the “Parties”).  Capitalized terms used and not defined in this Amendment have the meanings ascribed thereto in the Sales Agreement (as defined below).

WHEREAS, the Parties entered into that certain Controlled Equity OfferingSM Sales Agreement, dated April 23, 2012 (the “Original Sales Agreement”), with respect to the issuance and sale of shares of the Fund’s common stock, par value $0.001 per share having an aggregate gross sales price of up to $30,000,000 in at-the-market public offerings through the Agent;

WHEREAS, the Parties entered into that certain First Amendment to Controlled Equity OfferingSM Sales Agreement, dated November 27, 2013 (the “First Amendment”) in order to increase the Maximum Amount (as defined in the Original Sales Agreement) from $30,000,000 to $60,000,000;

WHERAS, the Parties entered into that certain Second Amendment to Controlled Equity OfferingSM Sales Agreement, dated October 1, 2015 (the “Second Amendment”);

WHERAS, the Parties entered into that certain Third Amendment to Controlled Equity OfferingSM Sales Agreement, dated December 16, 2015 (the “Third Amendment” and together with the Original Sales Agreement, First Amendment and the Second Amendment, the “Sales Agreement”); and

WHEREAS, the Parties desire to amend the Sales Agreement in order to increase the Maximum Amount as defined in the Sales Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.          All references in the Sales Agreement to “December 14, 2015” are hereby changed to “May 6, 2016.”

2.          The definition of “Original Registration Statement” in the Sales Agreement is hereby changed to refer to a registration statement on Form N-2 (File Nos. 333-209946 and 811-21462) which became effective on May 6, 2016.

3.          The first sentence of Section 1 of the Sales Agreement is hereby amended and replaced in its entirety with the following:  “The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through CF&Co., acting as agent and/or principal, shares (the “Shares”) of the Fund’s common stock, par value $0.0001 per share (the “Common Stock”) having an aggregate gross sales price of up to $120,000,000 (the “Maximum Amount”) on the terms set forth in this Agreement.”

4.          Each of the Fund and the Adviser represent to the Agent that it has duly authorized, executed and delivered this Amendment.

5.          Except as modified and amended in this Amendment, the Sales Agreement shall remain in full force and effect.

6.          This Amendment shall be governed by and construed in accordance with the law governing the Sales Agreement.

7.          This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed as of the date first above written.

Very truly yours,

TORTOISE ENERGY INFRASTRUCTURE CORPORATION

By:	/s/ Brent Behrens
Name: Brent Behrens
Title: Principal Financial Officer

TORTOISE CAPITAL ADVISORS, LLC

By:	/s/ P. Bradley Adams
Name: P. Bradley Adams
Title: Managing Director

ACCEPTED, as of the date first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name: Jeffrey Lumby
Title: SMD

Signature Page to Fourth Amendment to Tortoise Energy Infrastructure Corporation (TYG) Controlled Equity OfferingSM Sales Agreement